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		      SECURITIES AND EXCHANGE COMMISSION

			    WASHINGTON, D.C.  20549

				   FORM 8-K

				CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


	       Date of Report (Date of earliest event reported)
				 September 23, 1996
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			 COMMISSION FILE NO.:  1-13936


			    BOSTONFED BANCORP, INC.
			    -----------------------
	    (Exact name of registrant as specified in its charter)


Delaware                                                         52-1940834
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(State or other Jurisdiction of Incorporation                 (IRS Employer or
organization)                                                Identification No.)


17 New England Executive Park, Burlington, Massachusetts            01803
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(Address of principal executive offices)                         (Zip Code)


Registrant's telephone number, including area code             (617) 273-0300
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ITEM 5.  OTHER EVENTS.
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      On September, 23 1996, BostonFed Bancorp, Inc. announced the signing of a definitive agreement to aquire Broadway Capital Corporation (Broadway) and its subsidiary, Broadway National Bank. Holders of Broadway common stock will receive $369.31 in cash for each of their shares, which equates to an aggregate purchase price of approximately $22.0 million. The transaction is subject, among other things, to approval by regulators. It is anticipated that the transaction will close in the first quarter of 1997. Attached hereto is the press release announcing this agreement.


ITEM 7(C)  EXHIBITS.
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Exhibit 99.1  Press Release dated September 23, 1996




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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


				      By: /s/ David F. Holland
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					 David F. Holland
					 President and Chief Executive Officer



Dated:    September 25, 1996